U. S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 18, 2004

THERMA-WAVE, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-26911

(Commission File Number)

94-3000561

(I.R.S. Employer Identification Number)

1250 Reliance Way
Fremont, California

(Address of Principal Executive Officers)

94539

(Zip Code)

(510) 668-2200

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02: Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

At a meeting of the Board of Directors of Therma-Wave, Inc. (the “Company”) held on October 18, 2004, the Board of Directors employed Papken Der Torossian, age 65, as an officer of the Company, effective as of October 18, 2004. Prior to his employment, Mr. Der Torossian served, and continues to serve, as Chairman of the Board of Directors, for which he was and is paid an annual director fee in the amount of $120,000.00.

Mr. Der Torossian currently serves, and has served since 1997, as the Managing Director of Crest Enterprises LLC, an investment company principally owned by Mr. Der Torossian and his spouse. From 1991 to 2001, Mr. Der Torossian was employed at Silicon Valley Group, Inc., a capital equipment sales company, where he acted as the Chief Executive Officer and Chairman of the Board of Directors. Mr. Der Torossian has also served as a director on the boards of ANTs Software Inc., a company servicing database management systems, and ParkerVision, Inc., a manufacturer of wireless communications equipment. Mr. Der Torossian holds a B.S. in Mechanical Engineering from MIT and a M.S. in Mechanical Engineering from Stanford University.

With his additional duties as an employee, Mr. Der Torossian is expected to perform functions similar to those of a principal operating officer (as such term is used in Item 5.02(c) of Form 8-K) of the Company. In consideration for such services, Mr. Der Torossian will receive an annual salary in the amount of $200,000.00 (which includes his $120,000.00 annual director fee). The Company will also provide Mr. Der Torossian a car allowance, and he will be eligible to participate in the Company’s employee benefits plan. Additionally, the Company granted an option to Mr. Der Torossian to purchase 100,000 shares of the Company’s common stock, $.01 par value, exercisable at $3.04 per share.

Mr. Der Torossian’s employment with the Company is at-will, and, as of the date of this Form 8-K, the Company has not entered into any written employment agreement with Mr. Der Torossian in respect of such employment. The Company is a party to a pre-existing agreement with Mr. Der Torossian in respect of Mr. Der Torossian’s service as a director, which has neither been terminated nor amended. Mr. Der Torossian does not have any related party transactions or family relationships (within the meanings of Items 404(a) and 401(d), respectively, of Regulation S-K) with the Company at this time.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 18, 2004	Therma-Wave, Inc.
	By:	/s/ L. Ray Christie
		Name:	L. Ray Christie
		Title:	Vice President and Chief Financial Officer